UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 23, 2010 (December 17, 2010)

NIVS IntelliMedia Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34262	20-8057809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NIVS Industry Park, No. 29-31, Shuikou Road, Huizhou, Guangdong, People’s Republic of China 516006

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	86-752-3125862

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

NIVS IntelliMedia Technology Group, Inc. (the “Company”) held its 2010 Annual Shareholders’ Meeting (the “Annual Meeting”) on Friday, December 17, 2010. Proxies for the Annual Meeting were solicited pursuant to the Company's proxy statement filed on November 3, 2010 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934 (the "Proxy Statement").

The Company’s shareholders considered two proposals, each of which is described in the Proxy Statement. A total of 25,638,877 shares, or 53.45% of the total shares outstanding, were represented in person or by proxy. The final results of votes with respect to the proposals submitted for shareholder vote at the Annual Meeting are set forth below.

Proposal 1 - Election of Directors

Shareholders elected Tianfu Li, Robert Wasielewski, Minghui Zhang, Gengqiang Yang and Charles Mo as Directors as follows:

Director	For	Abstain
Tianfu Li	25,496,477	142,400
Robert Wasielewski	25,496,477	142,400
Minghui Zhang	25,496,477	142,400
Gengqiang Yang	25,496,477	142,400
Charles Mo	25,496,477	142,400

Proposal 2 - Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Shareholders ratified of the appointment of MaloneBailey, LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2010.

For	Against	Abstain
25,635,127	912,181	1,000

There were no broker non-votes for any of the proposals submitted for shareholder vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVS IntelliMedia Technology Group, Inc.

Dated: December 23, 2010	By:	/s/ Tianfu Li
Name: Tianfu Li Title: Chief Executive Officer